UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2018

SUN HYDRAULICS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-21835	59-2754337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway, Sarasota, Florida	34243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    941-362-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

Commencement of Public Offering.

On January 29, 2018, we issued a press release attached hereto as Exhibit 99.1 announcing that we had commenced a public offering of common stock.

Press Release Regarding Preliminary Results for Year Ended December 30, 2017.

On January 29, 2018, we issued the press release attached hereto as Exhibit 99.2 announcing our preliminary results for the fiscal year ended December 30, 2017. Further information regarding the results of our 2017 fiscal year is as follows:

We are in the process of preparing our financial results for the year ended December 30, 2017. Set forth below are preliminary estimates of certain results of operations that, based on available information to date, we expect to report as of and for the year ended December 30, 2017.

The data presented below is preliminary and unaudited, based upon our estimates, and subject to further internal review by our management and compilation of actual results. We have provided ranges for this data primarily because our closing procedures for the quarter and year ended December 30, 2017 are not yet complete. Our management’s estimates are based upon quarterly and annual information currently available from our business segments. While we expect that our results will be within these ranges and/or consistent with these estimates, our actual results may differ materially from these preliminary estimates.

All of the information presented below has been prepared by and is the responsibility of our management. Our independent registered public accounting firm, Grant Thornton, LLP, has not audited, reviewed, compiled, or performed any procedures with respect to our accompanying preliminary estimates. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect to this information.

	Year ended December 30, 2017
	Preliminary Estimates
	($ in millions)
	Low	High
Consolidated Revenue	$341.5	$343.5
Hydraulics Segment Revenue	230.0	231.0
Electronics Segment Revenue	111.5	112.5

Adjusted Consolidated Operating Margin (1)	22.4%	22.6%

Consolidated Interest Expense	$3.7	$3.8
Effective Tax Rate	32.5%	33.5%
Capital Expenditures	$22.1	$22.3
Depreciation	10.7	10.8
Amortization	8.4	8.5

Cash and Cash Equivalents	$63.0	$64.0
Total Debt	$116.0	$116.0

Adjusted Net Income (1)	$41.7	$42.8
Adjusted EBITDA (1)	$86.9	$87.6

(1)	Adjusted Consolided Operating Margin, Adjusted Net Income and Adjusted EBITDA are Non-GAAP Measures. Please see “Preliminary Estimates of Non-GAAP Measures” below.

Year ended December 30, 2017

Our consolidated revenue is expected to be in the range of $341.5 million to $343.5 million for the year ended December 30, 2017, a 73.5% to 74.5% increase compared to $196.9 million of consolidated revenue for the year ended December 31, 2016.

Our Hydraulics segment revenue is expected to be in the range of $230.0 million to $231.0 million for the year ended December 30, 2017, a 21.4% to 21.9% increase compared to $189.5 million for the year ended December 31, 2016.

Our Electronics segment revenue is expected to be in the range of $111.5 million to $112.5 million for the year ended December 30, 2017, compared to $7.4 million for the year ended December 31, 2016. Substantially all of the growth in the segment is due to the December 5, 2016 acquisition of Enovation Controls, which generated sales of $82.5 million on a proforma basis for the year ended December 31, 2016, and $108.9 million to $109.9 million for the year ended December 30, 2017.

Adjusted consolidated operating margin is expected to be in the range of 22.4% to 22.6% for the year ended December 30, 2017, compared to 19.6% for the year ended December 31, 2016. While operating margin adjusted for acquisition-related amortization of intangibles and inventory step-up, and restructuring charges, which we had previously provided guidance for, once adjusted for certain items, as shown herein, improved in 2017 over 2016, we encountered these certain one-time costs and other cost increases or operational changes in November and December. These items are outlined below.

In the Hydraulics segment, fourth quarter 2017 one-time operational items which were adjusted out of Operating Income included the following:

•	Standard costing adjustments completed at year end resulted in a $0.5 million reduction of inventory due to improved productivity in our manufacturing facilities. More efficient processes, higher production volume, and resultant lower overhead costs per unit caused this reduction in inventory value which unfavorably increased cost of sales. While the adjustment is a one-time charge, we expect the benefits of increased productivity from improved processes will benefit future periods.

•	Costs related to our temporary workforce and materials outsourcing as well as higher than normal freight charges led to $0.7 million of one-time costs as we recovered from downtime and expedited past due orders after Hurricane Irma hit Florida. We also experienced supplier delivery issues throughout the fourth quarter. Both the temporary workforce and additional freight charge are related to our efforts to maintain industry-best lead times for Sun Hydraulics.

We also incurred $1.5 million of additional unanticipated costs resulting from factors relating to our operations in the fourth quarter. We have not adjusted our adjusted consolidated operating margin for these items as they may be recurring. These costs resulted from higher on-going freight costs associated with expediting products on both an inbound and outbound basis and material outsourcing to expand capacity to allow us to keep up with the significant increase in demand and maintain lead times to customers. We expect a portion of the material outsourcing and expedited freight charges will continue in 2018. Our mix of products sold in the period, and unfavorable foreign currency adjustments derived from a strong British Pound and Euro relative to the U.S. Dollar also drove up costs in the fourth quarter.

In the Electronics segment, fourth quarter 2017 one-time operational items which were adjusted out of Operating Income included the following:

•	We experienced $1.0 million of one-time charges relating to scrap issues in the fourth quarter. These were related to new products that were introduced in July and August 2017 but that experienced ramped-up production in the fourth quarter, as well as the addition of new manufacturing processes related to Surface Mount Technology production. We believe these issues were related directly to the complex carve-out of the two Enovation Controls lines of business that we acquired in December 2016. The carve-out was completed in the fourth quarter of 2017. There were several manufacturing lines that had to be moved and/or split between Enovation Controls in Tulsa, Oklahoma and the two lines of business in San Antonio, Texas that Sun Hydraulics did not acquire. We believe that the carve-out process impaired our ability to have full visibility of scrap and inventory as we worked through the fourth quarter. Given the nature of these charges, we believe they are complete and will not recur in 2018.

•	Additionally, we had inventory charges of $0.7 million related to excess, obsolete or missing inventory at year end, which we attribute to the carve-out process described above.

We also incurred $1.4 million of additional unanticipated costs resulting from factors related to our operations in the fourth quarter. We have not adjusted our adjusted consolidated operating margin metric for these items, as they may be recurring. These items resulted from an increase in the run rate of normal scrap, adjustments to reserves for medical plans, product mix, increased warranty expense related to the mid-year new product introductions and higher than expected temporary labor to support significantly increased demand. We expect a portion of the normal scrap increases to impact 2018 periods until we can work through the manufacturing process issues. We also expect additional costs related to our temporary workforce in each quarter of 2018.

On a consolidated basis, we also incurred restructuring charges and acquisition and finance-related expenses as set forth below under “Preliminary Estimates of Non-GAAP Measures.” Consolidated interest expense for the year ended December 30, 2017 is expected to be in the range of $3.7 million to $3.8 million.

Effective tax rate for the twelve months ended December 30, 2017, is expected to be in the range of 32.5% to 33.5%. As a result of the recently passed U.S. federal tax reform legislation (Tax Cuts and Jobs Act of 2017), this tax rate reflects a one-time tax expense of $0.6 to $0.8 million resulting from a $2 million expense from transition tax for deemed repatriation of non-U.S. earnings which is offset by a $1.4 million tax benefit derived from the revaluation of Sun’s net deferred tax liability at the new lower federal tax rate for 2018 of 24.5% to 26.5%. ASC 740 requires us to recognize the effect of the tax law changes in the period of enactment. However, the SEC staff issued SAB 118 which will allow us to record provisional amounts during a measurement period which is similar to the measurement period used when accounting for business combinations. We will continue to assess the impact of the recently enacted tax law on our business and our consolidated financial statements.

The following is a reconciliation of GAAP operating income to non-GAAP adjusted consolidated operating income ($ in millions):

The following is a reconciliation of GAAP operating income to non-GAAP adjusted consolidated operating income ($ in millions):

	2017 Preliminary Estimates
Net sales	$341.5 - 343.5

GAAP Operating income	$61.0 - 61.7
Acquisition-related amortization of intangibles	8.4 - 8.5
Acquisition-related amortization of inventory step-up	1.8
Acquisition and financing-related expenses	1.2	(1)
Restructuring charges	1.5	(2)
One-time operational items	2.9	(3)

Non-GAAP Adjusted consolidated operating income	$76.8 - 77.4

GAAP Operating margin	17.8 - 18.0%
Non-GAAP Adjusted consolidated operating margin	22.4 - 22.6%

(1)	Includes expenses associated with the Company’s acquisition and financing activities to support its strategy
(2)	Includes charges to consolidate the Company’s High Country Tek business into its Enovation Controls business
(3)	Includes standard costing adjustments; temporary workforce, material outsourcing, and freight charges to recover from impact of Hurricane Irma; scrap and inventory issues attributable to the carve-out of Enovation Controls from its former organization; all 2017 preliminary estimates items deemed to be one-time in the fourth quarter

The following is a reconciliation of GAAP net income to non-GAAP adjusted net income ($ in millions):

	2017 Preliminary Estimates
GAAP Net income	$29.8 - 30.9
Acquisition-related amortization of inventory step-up	1.8
Acquisition and financing-related expenses	1.2	(1)
Restructuring charges	1.5	(2)
One-time operational items	2.9	(3)
Change in fair value of contingent consideration	9.5
Tax effect	(5.5 - 5.7)
Impact of tax reform	0.6 - 0.8

Non-GAAP Adjusted net income	$41.7 - 42.8

GAAP Net income per diluted share	$1.10 - 1.14

Non-GAAP Adjusted net income per diluted share	$1.54 - 1.58

(1)	Includes expenses associated with the Company’s acquisition and financing activities to support its strategy
(2)	Includes charges to consolidate the Company’s High Country Tek business into its Enovation Controls business
(3)	Includes standard costing adjustments; temporary workforce, material outsourcing, and freight charges to recover from impact of Hurricane Irma; scrap and inventory issues attributable to the carve-out of Enovation Controls from its former organization; all 2017 preliminary estimates items deemed to be one-time in the fourth quarter

The following is a reconciliation of GAAP net income to non-GAAP adjusted EBITDA ($ in millions):

	2017 Preliminary Estimates
Net sales	$341.5 - 343.5

Net income	$29.8 - 30.9
Net interest expense (income)	3.7 - 3.8
Income taxes	16.1 - 16.6
Depreciation and amortization	19.1 - 19.3

EBITDA	69.9 - 70.6
Acquisition-related amortization of inventory step-up	1.8
Acquisition and financing-related expenses	1.2	(1)
Restructuring charges	1.5	(2)
One-time operational items	2.9	(3)
Change in fair value of contingent consideration	9.5

Adjusted EBITDA	$86.9 - 87.6

Adjusted EBITDA margin	25.5 - 26.0%

(1)	Includes expenses associated with the Company’s acquisition and financing activities to support its strategy
(2)	Includes charges to consolidate the Company’s High Country Tek business into its Enovation Controls business
(3)	Includes standard costing adjustments; temporary workforce, material outsourcing, and freight charges to recover from impact of Hurricane Irma; scrap and inventory issues attributable to the carve-out of Enovation Controls from its former organization; all 2017 preliminary estimates items deemed to be one-time in the fourth quarter

Adjusted consolidated operating income, adjusted consolidated operating margin, adjusted net income and adjusted EBITDA are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Sun Hydraulics believes that providing non-GAAP information such as adjusted consolidated operating income, adjusted consolidated operating margin, adjusted net income and adjusted EBITDA are important for investors and other readers of Sun Hydraulics’ financial statements, as they are used as analytical indicators by Sun Hydraulics’ management to better understand operating performance. Because adjusted consolidated operating income, adjusted consolidated operating margin, adjusted net income and adjusted EBITDA are non-GAAP measures and are thus susceptible to varying calculations, adjusted consolidated operating income, adjusted consolidated operating margin, adjusted net income and adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

Update Regarding Our Acquisition Strategy.

We are currently actively pursuing a number of opportunities to grow our business in both the Hydraulics and the Electronics segments in accordance with our Vision 2025 plan. In seeking to achieve global technology leadership in the industrial goods sector by 2025 with critical mass exceeding $1 billion in sales while maintaining superior profitability and financial strength, we intend to acquire companies with similar demonstrated profitability and financial strength. In the ordinary course of our business, we continuously seek acquisition targets that can accelerate our growth, operate on a stand-alone basis within our overall corporate vision, and are accretive to our financial results. We believe there are significant opportunities for such acquisitions in the near term and are exploring several of them aggressively. Some of the acquisitions we are actively pursuing would constitute “significant” acquisitions, potentially at the 50% threshold as defined by the SEC’s Regulation S-X. If concluded as such, these “significant” acquisitions would have a material effect on our results of operations and financial condition.

Our “pipeline” of potential transactions is comprised of more than 50 companies, including companies in the Hydraulics segment and Electronics segment based in the EMEA and Asia Pacific regions, which would further our goal to diversify our manufacturing base and place production facilities closer to customers. For purposes of this Form 8-K, “pipeline” refers to opportunities or potential opportunities in the market for companies within our strategic profile that we have identified as targets to add to our critical mass in the Hydraulics and Electronics segments. The pipeline may also include other businesses that we consider “linked technologies.” The more attractive target companies in our pipeline have revenues of $50 million to $150 million with operating margins in excess of 20%. For companies that meet these financial and strategic profile objectives, we believe valuations in the current market customarily range from the low- to mid-teens from an EBITDA perspective. Any liabilities assumed in connection with the acquisitions in our pipeline could reduce the purchase price based on our valuation of such liabilities (which valuation is subject to our judgment and could differ from actual experience). In addition, there are a number of factors that impact purchase price as described below and, as a result, the actual purchase price for these acquisitions, to the extent consummated, may fall outside this customary range. For certain companies in our pipeline of potential transactions, we have contacted the seller or its representative to register our interest, or are currently engaged in discussions or negotiations directly with the seller or its representative.

The status of pipeline opportunities varies from early stage contact through varying levels of due diligence and negotiation. We have not entered into any letters of intent with exclusivity provisions as of the date of this Form 8-K but are engaged in advanced discussions for one potential “significant” acquisition, constituting one of the larger targets in our pipeline, and discussions for several other potential transactions that are in the early stages. One or more of these potential acquisitions could be signed in the near future and closed as soon as the second quarter of 2018. There can be no assurance, however, that any particular opportunity in our pipeline will result in an acquisition by the Company.

If successful in the pursuit of our pipeline opportunities, we intend to use available cash, including the proceeds of this offering, in addition to future debt and/or equity financings, any of which may change our leverage profile. There are a number of factors that impact our successful consummation of these acquisitions, including available financing, competition, sometimes from larger competitors, and the potential risks inherent in assessing the value, strengths, weaknesses, contingent or other liabilities, and potential profitability of acquisition candidates, and in integrating the acquired companies. If our assessments, including the financial evaluation, of the target companies prove to be inaccurate, we could overpay, achieve fewer potential synergies, and incur additional future costs for one or more of the potential transactions. Our expectation is that, to the extent we are successful, any acquisition will be accretive to our business and be consistent with our existing strategic plan. However, these new acquisitions involve a number of risks and may not achieve our expectations; and therefore we could be adversely affected by any such acquisitions. We are not party to any definitive agreements in respect of such acquisition targets as of the date of this Form 8-K, and we cannot assure you that we will become a party to such definitive agreements, or that if we do become a party to such agreements that we will be able to close on the transactions and acquire the target companies.

Impact of 2017, Tax Cuts and Jobs Act.

On December 22, 2017, President Trump signed into law the Tax Cuts and Jobs Act, or the TCJA, which significantly reforms the Internal Revenue Code of 1986, as amended, or the Code. The TCJA, among other things, includes changes to U.S. federal tax rates, imposes significant additional limitations on the deductibility of interest, allows for the expensing of capital expenditures, and puts into effect the migration from a “worldwide” system of taxation to a quasi-territorial system. The TCJA will result in a one-time tax expense of $0.6 million to $0.8 million resulting from a $2 million expense from transition tax for deemed repatriation of non-U.S. earnings. This will be offset by a $1.4 million tax benefit derived from the revaluation of Sun’s net deferred tax liability at the new lower federal tax rate for 2018 of 24.5% to 26.5%. We continue to examine the impact that the TCJA may have on our business.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated January 29, 2018

99.2	Press release dated January 29, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HYDRAULICS CORPORATION

By:	/s/ Tricia L. Fulton
Tricia L. Fulton
Chief Financial Officer (Principal
Financial and Accounting Officer)

Dated: January 29, 2018